EXHIBIT 99.1

Web.com Reports First Quarter 2016 Financial Results

•	Integration of Yodle off to a positive start

•	Repurchased 617,000 shares for $11.2 million

•	3.4 million subscribers with 70,000 net additions including 53,000 from Yodle

JACKSONVILLE, Fla. - May 5, 2016 - Web.com Group, Inc. (NASDAQ: WEB), a leading provider of Internet services and online marketing solutions for small businesses, today announced results for the first quarter ended March 31, 2016.

“Web.com reported strong first quarter results that were driven by solid performance in our value added digital marketing solutions business. The acquisition of Yodle during the quarter was a major milestone for the Company that significantly enhances the value our technology and services can deliver for small businesses," said David L. Brown, chairman, chief executive officer and president of Web.com.

Brown added, "Our increased focus and scale in the value added services market positions us well to drive improved revenue growth over time. Increasing revenue growth combined with a meaningful opportunity for margin expansion and strong free cash flow provides Web.com with the flexibility to pursue multiple avenues to generate long-term shareholder value with a near term focus on deleveraging."

Summary of First Quarter 2016 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $144.8 million for the first quarter of 2016, compared to $132.6 million for the first quarter of 2015. Non-GAAP revenue was $153.4 million for the first quarter of 2016, compared to $137.7 million in the year-ago quarter, and at the high end of the Company's guidance range of $150.5 million to $153.5 million. The year over year increase in revenue is primarily due to the acquisition of Yodle.

•
GAAP operating income was $6.9 million for the first quarter of 2016, compared to $11.1 million for the first quarter of 2015. Non-GAAP operating income was $35.1 million for the first quarter of 2016, representing a 23% non-GAAP operating margin, compared to $32.2 million for the first quarter of 2015, representing a 23% non-GAAP operating margin.

•
GAAP net income was $0.3 million, or $0.01 per diluted share, for the first quarter of 2016. GAAP net income was $2.3 million, or $0.04 per diluted share, for the first quarter of 2015. Non-GAAP net income was $32.2 million for the first quarter of 2016, or $0.63 per diluted share, exceeding the high end of the Company's net income guidance of $30 million to $32 million, and at the high end of the Company's earnings per share guidance of $0.59 to $0.63 per diluted share. The Company had non-GAAP net income of $29.5 million, or $0.56 per diluted share, for the first quarter of 2015.

•
Adjusted EBITDA was $39.7 million for the first quarter of 2016, compared to $36.1 million for the first quarter of 2015, representing a 26% adjusted EBITDA margin during each of the three months ended March 31, 2016 and 2015.

•
The Company generated cash from operations of $14.5 million for the first quarter of 2016, compared to $31.9 million of cash flow from operations for the first quarter of 2015. The decline in cash from operations is due to costs related to closing the Yodle acquisition and changes in the incentive payout.

First Quarter and Recent Business Highlights:

•	Closed on the acquisition of Yodle on March 9, 2016.

•
Web.com's total net subscribers were approximately 3,423,000 at the end of the first quarter of 2016, up approximately 70,000 from the end of the fourth quarter of 2015. This includes approximately 53,000 subscribers from the acquisition of Yodle.

•
Web.com's average revenue per user (ARPU) was $15.10 for the first quarter of 2016 compared to $13.75 for the first quarter of 2015. ARPU was up sequentially during the first quarter of 2016 from $13.92 during the fourth quarter of 2015. ARPU during the first quarter included the partial period impact of Yodle.

•	Web.com's trailing twelve month customer retention rate was 87.1% for the first quarter of 2016.

•	Web.com borrowed $315 million during the first quarter of 2016 primarily to fund the Yodle acquisition and used $12.5 million in cash to reduce debt during the quarter.

•	Repurchased 617,000 shares for $11.2 million in the first quarter of 2016.

Conference Call Information
Management will host a conference call today, May 5, 2016, at 5:00 p.m. ET, to discuss Web.com's first quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 888-505-4347 (domestic) or 719-325-2341 (international). A replay of this conference call will be available until May 19, 2016, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 8461710.

About Web.com
Web.com Group, Inc. (Nasdaq: WEB) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products and eCommerce solutions. For more information, please visit www.web.com; follow Web.com on Twitter @webdotcom or on Facebook at facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, in ways that management views or uses to assess the performance of the Company. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, and stock-based compensation charges. Management believes that excluding these items assists management and investors in evaluating period-over-period changes in Web.com's operating income without the impact of items that are not a result of the Company's day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Basic and Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per basic and diluted share amortization of intangibles, income tax provision, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, amortization of debt discounts and fees, and stock-based compensation, and includes estimated cash income tax payments, because management believes that adjusting for such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA and Adjusted EBITDA Margin. Web.com excludes from adjusted EBITDA and adjusted EBITDA margin depreciation expense, amortization of intangibles, income tax provision, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, corporate development expenses and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
Non-GAAP Gross Profit and Non-GAAP Gross Margin. Web.com excludes from non-GAAP gross profit and non-GAAP gross margin, fair value adjustment to deferred revenue and deferred expense, and stock based compensation charges. Management believes that excluding these items assists management and investors in evaluating period-over-period changes in Web.com's gross profit and gross margin without the impact of items that are not a result of the Company's day-to-day business operations.

•
Free Cash Flow. Free cash flow is a non-GAAP financial measure that Web.com uses and defines as net cash provided by operating activities less capital expenditures. The Company considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for investment opportunities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the

Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, customer lists, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of debt discounts and fees. Web.com incurs amortization expense related to debt discounts and deferred financing fees. The difference between the effective interest expense and the coupon interest expense (i.e. debt discount), as well as, amortized deferred financing fees are excluded because Web.com believes the non-GAAP measures excluding these items provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Income tax expense. Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax from its non-GAAP measures primarily because it is not indicative of the actual tax to be paid by the Company and therefore is not reflective of ongoing operating results. The Company believes that excluding this item provides meaningful supplemental information regarding the Company's operational performance and facilitates management's internal comparisons to the Company's historical operating results and comparisons to the Company's competitors' operating results. The Company includes the estimated tax that the Company expects to pay for operations during the periods presented.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to acquisitions and the successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

Forward-Looking Statements

This press release includes certain "forward-looking statements" including, without limitation, statements regarding the acquisition of Yodle enhancing the value of our technology and services, the extent of the market opportunity for Web.com's products, including the Yodle solutions, to small businesses, whether the Yodle integration is off to a positive start, and whether such products, including the Yodle solutions, can generate improved revenue growth and profitability for Web.com, statements regarding whether Web.com's products, including the Yodle solutions, are a unique value proposition, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “believe,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Ira Berger
904-680-6909
Ira.Berger@web.com

Media:
John Herbkersman
904-251-6297
jherbkersman@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2016	2015

Revenue	$144,798	$132,600
Cost of Revenue	51,083	48,702

Gross profit	93,715	83,898

Operating expenses:
Sales and marketing	42,012	35,679
Technology and development	9,078	5,802
General and administrative	19,664	17,211
Restructuring expense	136	313
Depreciation and amortization	15,913	13,744
Total operating expenses	86,803	72,749
Income from operations	6,912	11,149

Interest expense, net	(5,598)	(5,249)
Net income before income taxes	1,314	5,900
Income tax expense	(977)	(3,561)
Net income	$337	$2,339

Other comprehensive income:
Foreign currency translation adjustments	(316)	(708)
Unrealized gain on investments, net of tax	28	5
Total comprehensive income	$49	$1,636

Basic earnings per share:
Net income per basic common share	$0.01	$0.05
Diluted earnings per share:
Net income per diluted common share	$0.01	$0.04

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,991	$18,706
Accounts receivable, net of allowance of $1,692 and $1,815, respectively	18,998	12,892
Prepaid expenses	14,560	8,151
Deferred expenses	61,699	59,400
Other current assets	4,147	4,380
Total current assets	111,395	103,529

Property and equipment, net	58,283	41,963
Deferred expenses	50,762	50,113
Goodwill	857,475	639,145
Intangible assets, net	479,120	318,107
Other assets	12,405	4,482
Total assets	$1,569,440	$1,157,339

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$14,047	$9,974
Accrued expenses	24,432	13,303
Accrued compensation and benefits	10,276	13,765
Deferred revenue	236,942	219,187
Current portion of debt	9,606	11,169
Deferred consideration	19,249	—
Other liabilities	3,311	3,802
Total current liabilities	317,863	271,200

Deferred revenue	196,183	191,426
Long-term debt	712,769	411,409
Deferred tax liabilities	82,172	37,840
Other long-term liabilities	28,840	7,287
Total liabilities	1,337,827	919,162
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 50,830,386 and 50,683,717 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	51	51
Additional paid-in capital	568,062	565,648
Treasury stock at cost, 2,619,483 shares as of March 31, 2016 and 2,120,944 shares as of December 31, 2015	(53,777)	(44,750)
Accumulated other comprehensive loss	(2,436)	(2,148)
Accumulated deficit	(280,287)	(280,624)
Total stockholders' equity	231,613	238,177
Total liabilities and stockholders' equity	$1,569,440	$1,157,339

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)
	Three months ended March 31,
	2016	2015
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$144,798	$132,600
Fair value adjustment to deferred revenue	8,558	5,093
Non-GAAP revenue	$153,356	$137,693

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$337	$2,339
Amortization of intangibles	11,303	9,816
Stock based compensation	4,808	5,047
Income tax expense	977	3,561
Restructuring expense	136	313
Corporate development	3,340	597
Amortization of debt discounts and fees	2,998	2,798
Cash income tax expense	(325)	(267)
Fair value adjustment to deferred revenue	8,558	5,093
Fair value adjustment to deferred expense	58	191
Non-GAAP net income	$32,190	$29,488

Reconciliation of GAAP net income per basic share to non-GAAP net income per basic share
GAAP net income per basic share	$0.01	$0.05
Amortization of intangibles	0.23	0.19
Stock based compensation	0.10	0.10
Income tax expense	0.02	0.07
Restructuring expense	—	0.01
Corporate development	0.07	0.01
Amortization of debt discounts and fees	0.06	0.06
Cash income tax expense	(0.01)	(0.01)
Fair value adjustment to deferred revenue	0.17	0.10
Fair value adjustment to deferred expense	—	—
Non-GAAP net income per basic share	$0.65	$0.58

Diluted weighted average shares
Diluted shares:
Basic weighted average common shares	49,376	50,872
Diluted stock options	1,404	1,354
Diluted restricted stock	326	266
Total diluted weighted average common shares	51,106	52,492

	Three months ended March 31,
Reconciliation of GAAP net income per diluted share to non-GAAP net income per diluted share	2016	2015
GAAP net income per diluted share	$0.01	$0.04
Diluted equity	—	—
Amortization of intangibles	0.22	0.19
Stock based compensation	0.09	0.10
Income tax expense	0.02	0.07
Restructuring expense	—	0.01
Corporate development	0.07	0.01
Amortization of debt discounts and fees	0.06	0.05
Cash income tax expense	(0.01)	(0.01)
Fair value adjustment to deferred revenue	0.17	0.10
Fair value adjustment to deferred expense	—	—
Non-GAAP net income per diluted share	$0.63	$0.56

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$6,912	$11,149
Amortization of intangibles	11,303	9,816
Stock based compensation	4,808	5,047
Restructuring expense	136	313
Corporate development	3,340	597
Fair value adjustment to deferred revenue	8,558	5,093
Fair value adjustment to deferred expense	58	191
Non-GAAP operating income	$35,115	$32,206

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	5%	8%
Amortization of intangibles	7	7
Stock based compensation	3	4
Restructuring expense	—	—
Corporate development	2	—
Fair value adjustment to deferred revenue	6	4
Fair value adjustment to deferred expense	—	—
Non-GAAP operating margin	23%	23%

	Three months ended March 31,
Reconciliation of GAAP operating income to adjusted EBITDA	2016	2015
GAAP operating income	$6,912	$11,149
Depreciation and amortization	15,913	13,744
Stock based compensation	4,808	5,047
Restructuring expense	136	313
Corporate development	3,340	597
Fair value adjustment to deferred revenue	8,558	5,093
Fair value adjustment to deferred expense	58	191
Adjusted EBITDA	$39,725	$36,134

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	5%	8%
Depreciation and amortization	10	10
Stock based compensation	3	4
Restructuring expense	—	—
Corporate development	2	—
Fair value adjustment to deferred revenue	6	4
Fair value adjustment to deferred expense	—	—
Adjusted EBITDA margin	26%	26%

Reconciliation of GAAP gross profit to non-GAAP gross profit
Gross Profit	$93,715	$83,898
Fair value adjustment to deferred revenue	8,558	5,093
Fair value adjustment to deferred cost	58	191
Stock based compensation	494	509
Non-GAAP gross profit	$102,825	$89,691
Non-GAAP gross margin	67%	65%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$14,475	$31,923
Capital expenditures	(3,855)	(3,604)
Free cash flow	$10,620	$28,319

Revenue
Subscription	$143,192	$130,461
Professional services and other	1,606	2,139
Total	$144,798	$132,600

Stock based compensation
Cost of revenue	$494	$509
Sales and marketing	1,137	1,235
Technology and development	693	763
General and administrative	2,484	2,540
Total	$4,808	$5,047

Web.com Group, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$337	$2,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,913	13,744
Stock based compensation	4,808	5,047
Deferred income taxes	813	3,280
Amortization of debt discounts and issuance costs	2,998	2,796
Changes in operating assets and liabilities:
Accounts receivable, net	(1,246)	(255)
Prepaid expenses and other assets	(9,962)	(615)
Deferred expenses	(2,948)	(4,281)
Accounts payable	(6,758)	(2,882)
Accrued expenses and other liabilities	6,194	2,015
Accrued compensation and benefits	(9,533)	(66)
Accrued restructuring costs and other reserves	—	—
Deferred revenue	13,859	10,801
Net cash provided by operating activities	14,475	31,923

Cash flows from investing activities
Business acquisitions	(300,287)	(475)
Capital expenditures	(3,855)	(3,604)
Net cash used in investing activities	(304,142)	(4,079)

Cash flows from financing activities
Stock issuance costs	(5)	(24)
Common stock repurchased	(3,206)	(2,261)
Payments of long-term debt	(12,500)	(17,500)
Proceeds from exercise of stock options	539	1,971
Proceeds from borrowings on long-term debt	200,000	—
Proceeds from borrowings on revolving credit facility	115,000	—
Common stock purchases under stock repurchase plan	(11,165)	(15,786)
Debt issuance costs	(5,700)	—
Net cash provided by (used in) financing activities	282,963	(33,600)

Effect of exchange rate changes on cash	(11)	(3)

Net decrease in cash and cash equivalents	(6,715)	(5,759)
Cash and cash equivalents, beginning of period	18,706	22,485
Cash and cash equivalents, end of period	$11,991	$16,726

Supplemental cash flow information
Interest paid	$2,322	$3,108
Income tax paid	$1,414	$482